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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 5, 1996





                               TELXON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      DELAWARE                     0-11402                  74-1666060
(STATE OR OTHER JURISDICTION     (COMMISSION              (IRS EMPLOYER
   OF INCORPORATION)              FILE NUMBER)             IDENTIFICATION NO.)

                  3330 WEST MARKET STREET, AKRON, OHIO 44333
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (330) 867-3700





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ITEM 5.  OTHER EVENTS.

        ON August 5, 1996, Telxon Corporation ("Telxon" or the "Company") and KeyBank National Association, as Rights Agent, entered into Telxon's Amended and Restated Rights Agreement (the "Rights Plan"), effective as of July 31, 1996, restating and amending the Company's Rights Plan originally adopted by its Board of Directors (the "Directors") in 1987, at which time the Directors declared a dividend of one Common Stock Purchase Right (a "Right") on each outstanding share of Common Stock pursuant to the Rights Plan. The Rights Plan, as amended, provides that each Right, when exercisable, entitles the registered holder to purchase one share of Common Stock at a price of One Hundred Dollars ($100.00) per share (the "Purchase Price"), subject to adjustment. Unless they become exercisable upon the occurrence of certain events as described below or unless earlier redeemed by the Company, the Rights will expire on July 31, 2006.

        If the Company is party to a merger or other business combination transaction (not approved by the Directors) in which the Company is not the surviving corporation, or where the Common Stock is changed or exchanged, or 50% or more of the Company's assets or earning power are sold, each holder of a Right will have the right to receive shares of publicly traded common stock of the acquiring company having a market value of two times the Purchase Price of the Right or, in specified circumstances, cash in an amount determined under the Rights Plan.

        If the Company is the surviving corporation in a merger and the Common Stock is not changed or exchanged, or if any acquiring person engages in certain self-dealing transactions specified in the Rights Plan, or becomes the beneficial owner of 15% or more of the outstanding Common Stock, each holder of a Right (other than the acquiring person) will have the right to receive Common Stock having a market value of two times the then current Purchase Price of the Right.

        The Rights Plan discourages hostile takeovers by effectively allowing the Company's stockholders to purchase additional shares of Common Stock at a discount following a hostile acquisition of a large block of the Company's outstanding Common Stock and by increasing the value of consideration to be received by stockholders in certain transactions following such an acquisition. The Rights may be redeemed pursuant to the Rights Plan. The terms of the Rights may be amended by the Directors without the consent of the holders of the Rights.

        The foregoing summary description of the Rights Plan and the Rights thereunder (i) replaces and should be read in lieu of the discussion of the Rights Plan contained (A) in Item 1 of the Form 8-A originally filed by the Company on December 19, 1983, with respect to its Common Stock, par value $.01 per share ("Common Stock"), as amended by Amendment No. 1 thereto filed under cover of a Form 8 dated May 1, 1992, and (B) on pages 37 and 38 of the Prospectus, included as part of the Registration Statement on Form S-3 filed by the Company with respect to its 5-3/4% Convertible Subordinated Notes due 2003, which became effective February 23, 1996, and (ii) does not purport to be complete and is qualified in its entirety by reference to the copy of the Rights Plan filed as Exhibit 4 to this Current Report on Form 8-K.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

         4. Rights Agreement dated as of August 25, 1987, Amended and Restated as of July 31, 1996, including the Form of the Rights Certificate attached as Exhibit A thereto.


                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TELXON CORPORATION



DATE: August 5, 1996                    By: /s/ Glenn S. Hansen
                                           -------------------
                                            Glenn S. Hansen
                                            Vice President, Legal Administration
                                             and Corporate Counsel